                                                                 EXHIBIT 4.1(g)

                         [LETTERHEAD OF THE CIT GROUP]

[LOGO APPEARS HERE]

                                March 24, 2000
J.S. OSHMAN AND CO., INC.
OSHMAN SPORTING GOODS CO., ALABAMA
OSHMAN SPORTING GOODS CO., ARIZONA
OSHMAN SPORTING GOODS CO., ARKANSAS
OSHMAN SPORTING GOODS CO., CALIFORNIA
OSHMAN SPORTING GOODS CO., COLORADO
OSHMAN SPORTING GOODS CO., FLORIDA
OSHMAN SPORTING GOODS CO., GEORGIA
OSHMAN SPORTING GOODS CO., HAWAII
OSHMAN SPORTING GOODS CO., KANSAS
OSHMAN SPORTING GOODS CO., LOUISIANA
OSHMAN SPORTING GOODS CO., MICHIGAN
OSHMAN SPORTING GOODS CO., MINNESOTA
OSHMAN SPORTING GOODS CO., MISSOURI
OSHMAN SPORTING GOODS CO., NEVADA
OSHMAN SPORTING GOODS CO., NEW JERSEY
OSHMAN SPORTING GOODS CO., NEW MEXICO
OSHMAN SPORTING GOODS CO., NEW YORK
OSHMAN SPORTING GOODS CO., OHIO
OSHMAN SPORTING GOODS CO., OKLAHOMA
OSHMAN SPORTING GOODS CO., OREGON
OSHMAN SPORTING GOODS CO., SOUTH CAROLINA
OSHMAN SPORTING GOODS CO., TENNESSEE
OSHMAN SPORTING GOODS CO., TEXAS
OSHMAN SPORTING GOODS CO., UTAH
OSHMAN SPORTING GOODS CO., WASHINGTON
OSHMAN'S SKI SKOOL, INC.
OSHMAN'S SPORTING GOODS CO INC. SERVICES
   (collectively, the "Companies")
                       ---------

2302 Maxwell Lane
Houston, Texas 77023

Ladies and Gentlemen:

We refer you to the Amended and Restated Financing Agreement between you and us dated as of December 15, 1997 (as amended and supplemented, the "Financing Agreement"). Capitalized terms as used but not defined herein shall have the meanings given to them in the Financing Agreement.

You have advised us that (i) your EBITDA on the last day in the fourth fiscal quarter of the 1999 fiscal year ending January 29, 2000 was less than $6,911,000.00 and (ii) your Net Worth was less than $37,896,000.00 as of the fiscal year ending January 29, 2000 and that you are, or may be, in violation of the financial covenants set forth in Section 6, paragraph 9 and Section 6, subparagraph 1 of paragraph 10 of the Financing Agreement for such periods.

This letter is to confirm our agreement that, effective immediately upon fulfillment to CIT's satisfaction of the Conditions Precedent (as defined below) solely with respect to said fiscal period the foregoing violations and/or breaches of the Financing Agreement shall not be deemed to be Defaults and/or Events of Default under the Financing Agreement. On and after the date hereof you shall be in compliance with all of the terms and provisions of the Financing Agreement (including, without limitation, the financial covenants referred to above) as amended hereby.

In addition, effective immediately, Section 6, subparagraph 1 of paragraph 10 of the Financing Agreement shall be, and hereby is, deleted in its entirety and the following is substituted in lieu thereof.

     "1. Permit EBITDA, on a consolidated and cumulative fiscal year to date basis, for the Parent and its Subsidiaries, at the end of each fiscal month below, to be:

Fiscal Month Ending                                               EBITDA
-------------------                                               ------
February, 2000 and each February in each year thereafter          less than $1,023,000.00
March, 2000 and each March in each year thereafter                less than $1,306,000.00
April, 2000 and each April in each year thereafter                less than $1,150,000.00
May, 2000 and each May in each year thereafter                    less than $  450,000.00
June, 2000 and each June in each year thereafter                  less than $1,471,000.00
July, 2000 and each July in each year thereafter                  less than $3,317,000.00
August, 2000 and each August in each year thereafter              less than $4,340,000.00
September, 2000 and each September in each year thereafter        less than $3,941,000.00
October, 2000 and each October in each year thereafter            less than $4,316,000.00
November, 2000 and each November in each year thereafter          less than $3,947,000.00
December, 2000 and each December, in each year thereafter         less than $9,491,000.00
January, 2001 and each January, in each year thereafter           less than $8,699,000.00

In the event we have not amended the agreement to restructure the facility and replace the EBITDA covenant as recently proposed prior to January, 2001, it is understood and agreed that the EBITDA financial covenant set forth in paragraph
10.1 of Section 6 of the Agreement (the "EBITDA Financial Covenant") shall be amended based upon your financial projections for the 2001 fiscal year so as to amend the EBITDA for February 2001 and each month thereafter (herein "Subsequent Periods"). Each of us further agree to negotiate the EBITDA Financial Covenant for the Subsequent Periods in good faith; however, in the event we cannot mutually agree upon a new EBITDA Financial Covenant for the Subsequent Periods, the EBITDA Financial Covenant, as herein amended shall have full force and effect.

The effectiveness of all of the foregoing waivers and amendments shall be, and hereby is, subject to Oshman's Sporting Goods, Inc. (the "Guarantor") signing the confirmation below.

Consented and Agreed to:

J.S. OSHMAN AND CO., INC.
OSHMAN SPORTING GOODS CO., ALABAMA
OSHMAN SPORTING GOODS CO., ARIZONA
OSHMAN SPORTING GOODS CO., ARKANSAS
OSHMAN SPORTING GOODS CO., CALIFORNIA
OSHMAN SPORTING GOODS CO., COLORADO
OSHMAN SPORTING GOODS CO., FLORIDA
OSHMAN SPORTING GOODS CO., GEORGIA
OSHMAN SPORTING GOODS CO., HAWAII
OSHMAN SPORTING GOODS CO., KANSAS
OSHMAN SPORTING GOODS CO., LOUISIANA
OSHMAN SPORTING GOODS CO., MICHIGAN
OSHMAN SPORTING GOODS CO., MINNESOTA
OSHMAN SPORTING GOODS CO., MISSOURI
OSHMAN SPORTING GOODS CO., NEVADA
OSHMAN SPORTING GOODS CO., NEW JERSEY
OSHMAN SPORTING GOODS CO., NEW MEXICO
OSHMAN SPORTING GOODS CO., NEW YORK
OSHMAN SPORTING GOODS CO., OHIO
OSHMAN SPORTING GOODS CO., OKLAHOMA
OSHMAN SPORTING GOODS CO., OREGON
OSHMAN SPORTING GOODS CO., SOUTH CAROLINA
OSHMAN SPORTING GOODS CO., TENNESSEE
OSHMAN SPORTING GOODS CO., TEXAS
OSHMAN SPORTING GOODS CO., UTAH
OSHMAN SPORTING GOODS CO., WASHINGTON
OSHMAN'S SKI SKOOL, INC.
OSHMAN'S SPORTING GOODS INC., SERVICES
  (collectively, the "Companies")


By: /s/ Alvin Lubetkin
   ------------------------------------
Name: Alvin Lubetkin
    -----------------------------------
Title: CEO & PRESIDENT
     ----------------------------------
      (of each of the above Companies)
                            ---------


OSHMAN'S SPORTING GOODS, INC.,
in its capacity as Guarantor hereby acknowledges and consents to the foregoing.

By: /s/ Alvin Lubetkin
   ------------------------------------
Name: Alvin Lubetkin
    -----------------------------------
Title: CEO & PRESIDENT
     ----------------------------------
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In consideration of the preparation of this agreement by our-in-house legal department you agree to pay to us a Documentation Fee of $500.00. Such fee shall be due and payable in full on the date hereof and may, at our option, be charged to your Revolving Loan Account on the due date thereof.

Except to the extent set forth herein, no other waiver of, or change in any of the terms, provisions or conditions of the Financing Agreement is intended or implied. This agreement shall not constitute a waiver of any other existing Defaults or Events of Default under the Financing Agreement (whether or not we have knowledge thereof), and shall not constitute a waiver of any future Defaults or Events of Default whatsoever.

If the foregoing is in accordance with your understanding of our agreement, kindly so indicate by signing and returning the enclosed copy of this letter. In addition, we have asked the Guarantor to sign below to confirm that the foregoing waivers shall not affect, modify or diminish the Guarantor's obligations under any instruments of Guaranty and/or any related pledge or security agreements executed in favor of CIT.


                                            Very truly yours,


                                            THE CIT GROUP/BUSINESS
                                            CREDIT, INC.

                                            By: /s/ Eric Maloy
                                                -------------------------
                                            Name: Eric Maloy
                                                 -----------------------
                                            Title: AVP/AE
                                                  ----------------------